UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2012

UNITED STATES ANTIMONY CORPORATION

(Exact name of registrant as specified in its charter)

Montana	33-00215	81-0305822
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

P.O. Box 643 Thompson Falls, Montana		59873
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (406) 827-3523

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws.

On December 15, 2012, the Board of Directors of United States Antimony Corporation (the “Company”) approved an amendment and restatement of the Company’s bylaws (“Amended and Restated Bylaws”) to provide as set forth below. The Amended and Restated Bylaws became effective December 15, 2012, the date of their adoption. The following discussion of the Amended and Restated Bylaws is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is filed as Exhibit 3.02 to this Current Report on form 8-k and is incorporated herein by reference.

The Amended and Restated Bylaws:

•
Include a new Article III, Section 7, amending Section 3.3 of the old Bylaws, providing that special meetings of shareholders may be called by shareholders of record owning a majority in amount of the entire capital stock of the Company issued and outstanding. Old Section 3.3 provided that shareholders owning 10% of the Company’s capital stock could call a special meeting.

•
Include a new Article III, Section 8, amending Sections 3.7 and 3.8 of the old Bylaws, providing that if a quorum is not present at a meeting of shareholders, either the chairperson of the meeting or a majority of the shareholders may adjourn the meeting. Old Sections 3.7 and 3.8 provided that only a majority of the shareholders could adjourn the meeting.

•
Section 3.14 of the old Bylaws, providing that shareholder action could be taken without a meeting if a shareholder consent is signed by all shareholders entitled to vote on the matter, has been deleted.

•
A new Article V in the Amended and Restated Bylaws amends Section 4.12 of the old Bylaws by more specifically setting forth the powers, limitations and qualification of Board committees, including an executive committee and special committees, and requiring the establishment of an Audit Committee, a Corporate Governance and Directors Nominating Committee, and a Compensation Committee.

•	A new Article VIII has been added to the Amended and Restated Bylaws providing for emergency preparedness provisions.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 15, 2012, the Company  held its 2012 Annual Meeting of shareholders.

The following are the voting results on each matter submitted to the Company’s shareholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, the six nominees for directors were elected to the Company’s Board of Directors (Proposal 1 below). In addition, management proposals regarding ratification of the appointment of DeCoria, Maichel & Teague P.S. as the Registrant’s independent registered public accounting firm for 2012  (Proposal 2 below) was approved. Finally, shareholders approved the compensation of the Company’s named executives on an advisory (non-binding) basis (Proposal 3 below) and approved the frequency of holding an advisory vote on the Company’s named executives on an advisory (non-binding) basis every three years (Proposal 4 below).

1.           Election to the Registrant’s Board of Directors the following six nominees:

	For	Against	Abstentions	Broker Non-Votes
John C. Lawrence	32,011,118		557,095
Gary D. Babbitt	30,115,610		2,452,603
Hartmut W. Baitis	30,624,526		1,943,687
Russell C. Lawrence	31,519,181		1,047,032
Whitney H. Ferer	32,498,171		68,042
Bernard J. Guarnera	32,500,699		65,514

2.           Ratification of selection of DeCoria, Maichel & Teague P.S. as the Registrant’s registered independent public accounting firm for 2012.

For	Against	Abstentions

32,511,597	8,100	18,635

3.           Proposal to approve the compensation of our named executives on an advisory (non-binding) basis.

For	Against	Abstentions	Broker Non-Votes

32,031,103	137,827	204,438

4.           Proposal to approve the frequency of holding an advisory vote on compensation of our named executives on an advisory (non-binding basis.

1 Year	2 Years	3 Years	Abstain

5,513,369	1,565,557	24,920,282	538,144

Based on this non-binding stockholder vote, our Board of Directors has determined to conduct a shareholder vote on executive compensation every three years.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.02	Amended and Restated Bylaws of United States Antimony Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: December 20, 2012	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer